Exhibit 8.1
SUBSIDIARIES OF VENATOR MATERIALS PLC

Subsidiary	Jurisdiction	Ownership
Venator Australia Pty Ltd	Australia	100%
Venator Pigments Pty Ltd	Australia	100%
Venator Belgium BV	Belgium	100%
Venator Representação Comercial Brasil Ltda.	Brazil	100%
Venator Group Canada Inc.	Canada	100%
Venator Investments Ltd	Cayman Islands	100%
Venator Pigments Taicang Company Ltd	China	100%
Venator Shanghai Company Limited	China	100%
Venator Far East Limited	Hong Kong, China	100%
Venator Pigments Hong Kong Limited	Hong Kong, China	100%
Venator P&A Finland Oy	Finland	100%
Venator Chemicals France SAS	France	100%
Venator France SAS	France	100%
Venator International France SAS	France	100%
Venator Pigments France SAS	France	100%
Silo Pigmente GmbH	Germany	100%
Venator Germany GmbH	Germany	100%
Venator Holdings Germany GmbH	Germany	100%
Venator Pigments GmbH & Co. KG	Germany	99.94%
Venator Pigments Holding GmbH	Germany	100%
Venator Uerdingen GmbH	Germany	100%
Venator Wasserchemie Holding GmbH	Germany	100%
Venator Italy S.r.l.	Italy	100%
Venator Pigments S.r.l.	Italy	100%
Venator Finance S.à r.l.	Luxembourg	100%
Pacific Iron Products Sdn Bhd	Malaysia	50%
Venator Asia Sdn. Bhd.	Malaysia	100%
Venator Africa Pty Limited	South Africa	100%
Venator South Africa Proprietary Limited	South Africa	100%
Oligo S.A.	Spain	75%
Venator P&A Spain S.L.U.	Spain	100%
Venator Pigments España S.A.U.	Spain	100%
Creambay Limited	U.K.	100%
Excalibur Realty UK Limited	U.K.	100%
Inorganic Pigments Limited	U.K.	100%
Venator Group	U.K.	100%

Venator Group Services Limited	U.K.	100%
Venator Holdings UK Limited	U.K.	100%
Venator International Holdings UK Limited	U.K.	100%
Venator Investments UK Limited	U.K.	100%
Venator Materials International UK Limited	U.K.	100%
Venator Materials Services Limited	U.K.	100%
Venator Materials UK Limited	U.K.	100%
Venator P&A Holdings UK Limited	U.K.	100%
Venator Pigments UK Limited	U.K.	100%
Venator Chemicals LLC	USA—North Carolina	100%
Louisiana Pigment Company, L.P.	USA—Delaware	50%
Venator Americas Holdings LLC	USA—Delaware	100%
Venator Americas LLC	USA—Delaware	100%
Venator Materials LLC	USA—Delaware	100%
Viance, LLC	USA—Delaware	50.001%